UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 12, 2013 (August 8, 2013)

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On August 8, 2013, Harte-Hanks, Inc. (“Harte-Hanks”) entered into an $80 million unsecured revolving loan facility, which includes a $25 million letter of credit subfacility and a $5 million swingline loan subfacility (the “Revolving Loan Facility”) with Bank of America, N.A., as administrative agent (the “Agent”), subject to the terms and conditions set forth in the Amended and Restated Credit Agreement, dated as of August 8, 2013, between Harte-Hanks, each lender from time to time party thereto and the Agent (the “Amended and Restated Credit Agreement”). The Revolving Loan Facility permits Harte-Hanks to request, from time to time, an increase in the amount of the Revolving Loan Facility and one or more term loans in an amount not to exceed $15 million in the aggregate with all such requests. The Revolving Loan Facility matures on August 16, 2016. Harte-Hanks intends to use the proceeds of the Revolving Loan Facility for general corporate purposes.

The Amended and Restated Credit Agreement amends and restates that certain Credit Agreement, dated as of August 12, 2010, between Harte-Hanks, the lenders party thereto and the Agent (the “Existing Revolver Credit Agreement”) and replaces the three-year $70 million revolving credit facility under the Existing Revolver Credit Agreement, under which Harte-Hanks had no borrowings as of August 8, 2013, except for letters of credit totaling approximately $9,485,108. The Revolving Loan Facility will not replace, and is in addition to, the $122.5 million term loan facility, which Harte-Hanks entered into on August 16, 2011.

For each borrowing under the Revolving Loan Facility, Harte-Hanks can generally choose to have the interest rate for that borrowing calculated based on either:

•                  the Eurodollar rate for the applicable interest period plus a spread which is determined based on Harte-Hanks’ total debt-to-EBITDA ratio then in effect, which spread ranges from 2.25% to 3.00% per annum; or

•                  the highest of (a) the Agent’s prime rate, (b) the Federal Funds Rate plus 0.50% per annum or (c) the Eurodollar rate plus 1.00% per annum, plus a spread which is determined based on Harte-Hanks’ total debt-to-EBITDA ratio then in effect, which spread ranges from 1.25% to 2% per annum.

There is a commitment fee that Harte-Hanks is also required to pay under the Revolving Loan Facility that is based on a commitment fee rate. The commitment fee rate is applied to the amount equal to the difference of the total commitment amount under the Revolving Loan Facility less the aggregate amount of outstanding obligations under such facility. The commitment fee rate ranges from 0.50% to 0.55% per annum, depending on Harte-Hanks’ total debt-to-EBITDA ratio then in effect. The commitment fee is payable quarterly.

In addition, Harte-Hanks will be charged a letter of credit fee with respect to outstanding letters of credit. That fee is calculated by applying a rate equal to the spread applicable to Eurodollar based loans plus a fronting fee of 0.125% per annum to the average daily amount available to be drawn on outstanding letters of credit.

Harte-Hanks may elect to prepay amounts borrowed under the Revolving Loan Facility at any time without premium or penalty. Once an amount has been prepaid, it may be re-borrowed.

Under the Revolving Loan Facility, except in certain circumstances, Harte-Hanks is required to maintain a consolidated interest coverage ratio of not less than 2.75 to 1.00 and a consolidated debt-to-EBITDA ratio of not more than 2.25 to 1.00. The Revolving Loan Facility also contains customary covenants for transactions of this type, subject to certain carve-outs, restricting Harte-Hanks’ and its subsidiaries’ ability to (among other things):

•                  authorize distributions, dividends, stock redemptions and repurchases if a payment event of default has occurred and is continuing;

•                  grant liens;

•                  enter into certain merger or liquidation transactions;

•                  enter into certain sale and leaseback transactions;

•                  have foreign subsidiaries account for more than 20% of the consolidated assets or EBITDA or 25% of the consolidated revenue of Harte-Hanks and its subsidiaries, in the aggregate;

•                  enter into certain transactions with affiliates; and

•                  allow the total amount of indebtedness of Harte-Hanks’ subsidiaries to exceed $20.0 million.

The Revolving Loan Facility also includes customary covenants regarding reporting obligations, delivery of notices regarding certain events, maintaining Harte-Hanks’ corporate existence, payment of obligations, maintenance of Harte-Hanks’ properties and insurance thereon at customary levels with financially sound and reputable insurance companies, maintaining books and records and compliance with applicable laws.

The Revolving Loan Facility provides for customary events of default including nonpayment of principal or interest, breach of representations and warranties, violations of covenants, failure to pay certain other indebtedness, bankruptcy and material judgments and liabilities, certain violations of ERISA or the occurrence of a change of control or event of default under existing credit agreements. Upon the occurrence of any such event of default, the Agent may declare the loans made under the Revolving Loan Facility immediately due and payable.

The Revolving Loan Facility is jointly and severally guaranteed by all direct and indirect material domestic subsidiaries of Harte-Hanks pursuant to that certain Amended and Restated Unlimited Guaranty, dated August 8, 2013, by the Subsidiary Guarantors (as defined in the Amended and Restated Credit Agreement) in favor of the Agent, for the benefit of the Guaranteed Parties (as defined in the Amended and Restated Credit Agreement) (the “Subsidiary Guaranty”).

The above description of the material terms of the Revolving Loan Facility, the Amended and Restated Credit Agreement and the Subsidiary Guaranty is not a complete description of the parties’ rights and obligations with respect thereto. The above statements are qualified in their entirety by reference to the Amended and Restated Credit Agreement and the Subsidiary Guaranty, each executed in connection with the Revolving Loan Facility, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.3, respectively, and are incorporated by reference in this Form 8-K.

Amendment to Existing Term Loan Agreement

Harte-Hanks is also a party to that certain Term Loan Agreement, dated as of August 16, 2011, between Harte-Hanks, each lender from time to time party thereto and the Agent (the “Existing Term Loan Agreement”). In connection with the consummation of the Revolving Loan Facility, Harte-Hanks and the Agent, with the consent of the lenders party thereto, agreed to amend the Existing Term Loan Agreement to permit the Amended and Restated Credit Agreement and to conform the Existing Term Loan Agreement to certain revisions being made in the Amended and Restated Credit Agreement. To evidence the foregoing, on August 8, 2013, Harte-Hanks, each Subsidiary Guarantor (as defined in the Existing Term Loan Agreement), each lender from time to time party thereto and the Agent entered into that certain First Amendment to Term Loan Agreement (the “Amendment”).

The above description of the material terms of the Amendment is not a complete description of the parties’ rights and obligations with respect thereto. The above statements are qualified in their entirety by reference to the First Amendment to Term Loan Agreement, executed in connection with the Revolving Loan Facility, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated by reference in this Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above for a description of the Revolving Loan Facility, the Amended and Restated Credit Agreement, the Subsidiary Guaranty and the Amendment.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith.

10.1        Amended and Restated Credit Agreement, dated as of August 8, 2013, between Harte-Hanks, Inc., each lender from time to time party thereto, and Bank of America, N.A., as administrative agent.

10.2        First Amendment to Term Loan Agreement, dated as of August 8, 2013, between Harte-Hanks, Inc., each Subsidiary Guarantor (as defined in the Existing Term Loan Agreement), each lender from time to time party thereto, and Bank of America, N.A., as administrative agent.

10.3        Amended and Restated Unlimited Guaranty, dated as of August 8, 2013, by the Subsidiary Guarantors (as defined in the Amended and Restated Credit Agreement) in favor of Bank of America, N.A., as administrative agent, for the benefit of the Guaranteed Parties (as defined in the Amended and Restated Credit Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Date: August 12, 2013

By:	/s/ Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of August 8, 2013, between Harte-Hanks, Inc., each lender from time to time party thereto, and Bank of America, N.A., as administrative agent.

10.2

First Amendment to Term Loan Agreement, dated as of August 8, 2013, between Harte-Hanks, Inc., each Subsidiary Guarantor (as defined in the Existing Term Loan Agreement), each lender from time to time party thereto, and Bank of America, N.A., as administrative agent.

10.3

Amended and Restated Unlimited Guaranty, dated as of August 8, 2013, by the Subsidiary Guarantors (as defined in the Amended and Restated Credit Agreement) in favor of Bank of America, N.A., as administrative agent, for the benefit of the Guaranteed Parties (as defined in the Amended and Restated Credit Agreement).